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                                                                    EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the incorporation by reference in this Registration Statement of Mid-Peninsula Bancorp on Form S-4 of our report dated January 18, 1994 relating to the financial statements of Cupertino National Bancorp for the year ended December 31, 1993, appearing in the Annual Report of Cupertino National Bancorp on Form 10-K for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

San Jose, California
August 21, 1996